UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K (other than the disclosure under the caption “Investment in NantHealth”) is incorporated into this Item 3.02 by reference.  The Securities (as defined below) were issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and rules promulgated thereunder and corresponding provisions of state securities laws. The Investor (as defined below) is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 30, 2015, Allscripts Healthcare Solutions, Inc. (the “Company”) issued a press release announcing the closing of the Private Placement (as defined below) and the Investment (as defined below). A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On June 26, 2015, the Company entered into certain agreements with Nant Health, LLC (“NantHealth”) and an affiliate thereof, including that certain Securities Purchase Agreement, dated June 26, 2015 (the “SPA”), by and between the Company and Nant Capital, LLC (the “Investor”), and that certain Series G Units Purchase Agreement, dated June 26, 2015 (“Series G Purchase Agreement”), by and between the Company and NantHealth.  The Investor is an investment entity controlled by the founder of NantWorks, LLC which in turn is the majority shareholder of NantHealth, a healthcare IT company.

Private Placement

Pursuant to the SPA, on June 26, 2015, the Company sold to the Investor 7,434,944 unregistered shares (the “Shares”) of Company common stock, par value $0.01 per share (“Common Stock”), and issued to the Investor unregistered warrants to purchase 1,486,989 shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”) in a private placement (the “Private Placement”).

The Shares were sold at a price of $13.45 per Share, being the average closing price per share of Common Stock on the NASDAQ Global Select Market for the 60 consecutive trading day period ending on and including June 24, 2015, for an aggregate purchase price of approximately $100.0 million.  Each Warrant has an exercise price equal to $17.675 per share of Common Stock, subject to customary anti-dilution adjustments.  The Warrants may be exercised from time to time beginning on the date of issuance and expiring 18 months after the date of issuance.  If all of the Warrants are exercised, the Company would receive an additional $26.3 million in gross proceeds, resulting in total gross proceeds from the Private Placement of up to approximately $126.3 million before transaction costs. The Company used the net proceeds from the sale of Common Stock in the Private Placement to purchase Series G Units of NantHealth (“Series G Units”), as described below.

The SPA contains customary representations and warranties and other terms. In addition, under the SPA, the Investor has generally agreed not to transfer, directly or indirectly, any Securities or other capital stock of the Company for the period commencing on June 26, 2015 and ending on the earlier of June 26, 2016 and 180 days following a Qualified IPO (as defined in the Eighth Amended and Restated Limited Liability Company Agreement of NantHealth).

Investment in NantHealth

Pursuant to the Series G Purchase Agreement, on June 26, 2015, the Company purchased 59,099,908 Series G Units (the “Investment”) for a purchase price of $3.3841 per unit and approximately $200.0 million in the aggregate.  The Investment equals a ten percent (10%) ownership of NantHealth, excluding authorized but unissued common units of NantHealth.  The Series G Purchase Agreement contains customary representations and warranties.  The Investment entitles the Company to hold a board observer seat on the Board of Directors of NantHealth.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Allscripts Healthcare Solutions, Inc. issued on June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 30, 2015	By:	/s/ Brian P. Farley
Brian P. Farley
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Allscripts Healthcare Solutions, Inc. issued on June 30, 2015

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